Exhibit 10.28

NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this “Novation Agreement”) is made and entered into as of November 15, 2024 (the “Novation Effective Date”) by and among LianBio, an exempted company organized under the laws of the Cayman Islands (“LianBio”), LianBio Development (HK) Limited (as successor-in-interest to LianBio Inflammatory Limited), a private company limited by shares organized under the laws of Hong Kong (“LianBio Development”), and Lyra Therapeutics, Inc., a Delaware corporation (“Lyra”). Each of LianBio, LianBio Development and Lyra is referred to herein as a “Party” and, collectively, as the “Parties”.

INTRODUCTION

WHEREAS, LianBio, LianBio Inflammatory Limited and Lyra are parties to that certain License and Collaboration Agreement dated May 31, 2021, as amended by that certain First Amendment thereto dated September 26, 2022 (the “Novated Agreement”), pursuant to which Lyra granted to LianBio Development certain rights and licenses under intellectual property owned or controlled by Lyra to Develop, have Manufactured, and Commercialize the Licensed Products in the Field in the Territory (each as defined in the License Agreement), subject to the terms and conditions set forth in the Novated Agreement;

WHEREAS, each Party hereto further desires that LianBio be substituted for LianBio Development under the Novated Agreement; and

WHEREAS, (A) LianBio Development desires to transfer by novation, and effect a novation of the Novated Agreement to LianBio such that LianBio is substituted for LianBio Development as a party to the Novated Agreement in place of LianBio Development, LianBio enjoys all rights, title, interest, liabilities, duties, and obligations of LianBio Development under and in respect of the Novated Agreement as if the original party thereto in place of LianBio Development, and LianBio Development is released from its performance, liabilities, duties, and obligations under the Novated Agreement, (B) LianBio desires to accept and agree to such novation, and (C) each of the other Parties hereto desires to consent and agree to such novation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

1.
Novation and Assumption.

1.1.
Effective as of the Novation Effective Date, LianBio Development irrevocably novates and transfers to LianBio all rights, licenses, title, interest, claims, demands, liabilities, duties, and obligations of LianBio Development under the Novated Agreement, and all rights, interests, claims, and demands recoverable in law or equity that LianBio Development has or may have under the Novated Agreement, as fully and entirely as if LianBio had at all times been a party to the Novated Agreement in place of LianBio Development (the “Novation”).

1.2.
LianBio hereby (a) irrevocably accepts the Novation, (b)(i) agrees to be bound by the Novated Agreement in accordance with its respective terms, (ii) assumes all liabilities, duties, and obligations of LianBio Development under the Novated Agreement, and (iii) acquires all rights, licenses, title, interest, claims, and demands of LianBio Development under the Novated Agreement, and all rights, interests, claims, and demands recoverable in law or equity that LianBio Development has or may have under the Novated Agreement, as if LianBio had at all times been a party to the Novated Agreement in place of LianBio Development.

1.3.
LianBio shall assume all liability for any breach, non-observance or failure by LianBio Development to perform any performance, covenants, agreements, duties, and obligations expressed to be undertaken by LianBio Development under the Novated Agreement, irrespective of whether or not any such breach, non-observance or failure is known to any of the Parties.

2.
Release. Each Party hereby irrevocably releases, relieves, and forever discharges LianBio Development from all performance, covenants, agreements, duties, and obligations under the Novated Agreement and from all claims and demands of any kind, whether in law or at equity, which such Party or any of their respective successors or assigns now have or may in the future have, against LianBio Development arising out of or related to the Novated Agreement. LianBio Development shall be fully relieved of any liability to any other Party arising out of the Novated Agreement. All payments, obligations and duties of LianBio Development under the Novated Agreement due and payable or due to be performed on or prior to the Novation Effective Date shall be paid or performed by LianBio in accordance with the terms of the Novated Agreement.

3.
Acceptance of Novation. Each Party hereby irrevocably consents and agrees to the Novation, assumption, and release described in Section 1 and Section 2 above, and accepts the performance and liability of LianBio under the Novated Agreement in place of the performance and liability of LianBio Development arising out of or related to the Novated Agreement and grants to LianBio the same rights, title and interest under or arising out of or related to the Novated Agreement as were granted to LianBio Development in all respects as if LianBio had at all times been a party to the Novated Agreement in place of LianBio Development.

4.
Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such novation, agreements, documents and instruments, as may be necessary or as the other Parties may reasonably request to effect the intent and purposes of this Novation Agreement.

5.
Interpretation; Successors. It is the clear intent of all Parties that the Novation will be interpreted as a novation and not an assignment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement. This Novation Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and shall not be construed as conferring any rights on any other person.

6.
Governing Law. This Novation Agreement will be governed by and interpreted under the Laws of the State of New York, without regard to the conflicts of law principles thereof.

7.
Dispute Resolution. Article 13 of the Novated Agreement is incorporated by reference herein, mutatis mutandis.

8.
Representations and Warranties. Each Party hereby represents and warrants that (i) such Party has the requisite corporate or other entity power and authority to execute and deliver this Novation Agreement and to perform its obligations hereunder and (ii) this Novation Agreement has been duly executed and delivered by such Party and this Novation Agreement (assuming the due authorization, execution and delivery hereof by each other Party) constitutes its valid and legally binding obligation, enforceable against such Party in accordance with its terms.

9.
Counterparts. This Novation Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Party has caused this Novation Agreement to be duly executed by its authorized representative as of the Novation Effective Date.

LIANBIO

By: /s/ Brianne Jahn

Name: Brianne Jahn

Title: Authorized Signatory

LIANBIO DEVELOPMENT (HK) LIMITED

By: /s/ Brianne Jahn

Name: Brianne Jahn

Title: Director

IN WITNESS WHEREOF, each Party has caused this Novation Agreement to be duly executed by its authorized representative as of the Novation Effective Date.

LYRA THERAPEUTICS, INC.

By: /s/ Maria Palasis

Name: Maria Palasis

Title: President & Chief Executive Officer

[Signature Page to Novation Agreement]